EXHIBIT 10.3

EXECUTION COPY

AMENDMENT

Dated as of March 31, 2014

To the Lenders party to the Credit Agreement
and the Administrative Agent referred to below

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of May 8, 2012 and as amended as of May 8, 2013 (the “Credit Agreement”), among FirstEnergy Transmission, LLC, American Transmission Systems, Incorporated and Trans-Allegheny Interstate Line Company, as the Borrowers, PNC Bank, National Association, as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the Lenders party thereto. This amendment of the Credit Agreement is hereinafter referred to as this “Amendment”, and the Credit Agreement, as amended by this Amendment, is referred to as the “Amended Credit Agreement”. Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.
Section 1. Credit Agreement Amendment. The parties agree that, subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is amended as follows:
(a)Section 1.01 is amended to add the following terms in their appropriate alphabetical order:
“‘Amendment Effective Date’ means March 31, 2014.”
“‘Anti-Corruption Laws’ means all laws, rules, and regulations of any jurisdiction applicable to the Covered Entities or their respective activities from time to time concerning or relating to terrorism, money-laundering, bribery or corruption, including, without limitation, (i) the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the applicable regulations thereunder, and (ii) the United Kingdom’s Anti-Bribery Act 2010, as amended from time to time.”
“‘Covered Entity’ means, with respect to any Borrower (i) such Borrower and each of its Subsidiaries and (ii) each Person that, directly or indirectly, is in control of a Person described in clause (i) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.”

1122569814.8

“‘Non-Approving Lender’ means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 8.01 and (ii) has been approved by the Majority Lenders.”
“‘OFAC’ means The Office of Foreign Assets Control of the U.S. Department of the Treasury.”
“‘Reportable Compliance Event’ means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Corruption Law or any predicate crime to any Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Corruption Law.”
“‘Sanctioned Country’ means, at any time, a country or territory which is the subject or target of any Sanctions.”
“‘Sanctioned Person’ means (a) any Person named on the list of Specially Designated Nationals maintained by OFAC, or any other Sanctions-related list of designated Persons maintained by the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury or any other U.S. Governmental Authority, or maintained by the United Nations Security Council, the European Union or any member state thereof, as may be amended, supplemented or substituted from time to time, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person. For purposes of the foregoing clause (c), ‘control’ shall have the meaning ascribed to such term in the definition of ‘Covered Entity’.”
“‘Sanctions’ means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Treasury, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.”
“‘Service’ has the meaning set forth in the definition of ‘Eurodollar Rate’.”
“‘United States’ and ‘U.S.’ each means the United States of America.”
(b)The term “ATSI PUCO Order” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘ATSI PUCO Order’ means the order of the PUCO, dated December 11, 2013, that authorizes ATSI to obtain Extensions of Credit until December 31, 2014, as amended, extended, supplemented, replaced or renewed from time to time.”
(c)The term “Borrower Sublimit” set forth in Section 1.01 is amended by (i) replacing the amount “$100,000,000” appearing opposite the text “ATSI” with the amount “$500,000,000”,

and (ii) replacing the amount “$200,000,000” appearing opposite the text “TrAILCo” with the amount “$400,000,000”.
(d)The term “Disclosure Documents” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Disclosure Documents’ means (i) FE’s Annual Report on Form 10-K for the year ended December 31, 2013 and Current Reports on Form 8-K filed in 2014 prior to the Amendment Effective Date and (ii) with respect to each Borrower, (1) such Borrower’s unaudited consolidated balance sheets as of December 31, 2013, and the related unaudited consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, with, in each case, any accompanying notes, all prepared in accordance with GAAP, copies of which have been furnished to each Lender, each Swing Line Lender and each Fronting Bank.”
(e)The term “Eurodollar Rate” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Eurodollar Rate’ means, for the Interest Period for any Eurodollar Rate Advance made in connection with any Borrowing, the interest rate per annum that appears on Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate that is quoted by another source selected by the Administrative Agent that has been approved by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such Borrowing and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)).”
(f)The term “Fee Letters” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Fee Letters’ means (i) the letter agreement, dated as of April 30, 2012, among the Borrowers and PNC, (ii) the letter agreement, dated as of April 5, 2012, among the Borrowers, PNC, PNC Capital Markets LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc and RBS Securities Inc., (iii) the letter agreement, dated as of April 18, 2012, among the Borrowers, Citigroup Global Markets Inc., Co-Bank, ACB, Union Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., (iv) the letter agreement, dated as of May 8, 2013, among the Borrowers, PNC and PNC Capital Markets LLC, (v) the letter agreement, dated as of May 8, 2013, among the Borrowers, FE, certain Affiliates of FE, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., The Royal Bank of

Scotland plc and RBS Securities Inc., (vi) the amended and restated letter agreement, dated as of March 4, 2014, among the Borrowers, PNC and PNC Capital Markets LLC (the “2014 Amendment Fee Letter”), and (vi) each Fronting Bank Fee Letter, in each case, as amended, modified or supplemented from time to time.”
(g)The term “Termination Date” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Termination Date’ means, as to any Lender, the date set forth opposite such Lender’s name on Schedule IV hereto, subject, for certain Lenders, to the extension described in Section 2.18 hereof, or, in any case, the earlier date of termination in whole of the Commitments pursuant to Section 2.06 or Section 6.01 hereof.”
(h)The term “TrAILCo FERC Order” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘TrAILCo FERC Order’ means the order of the FERC, dated December 18, 2013, that authorizes TrAILCo to obtain Extensions of Credit until December 18, 2015, as amended, extended, supplemented, replaced or renewed from time to time.”
(i)Section 2.05(b) is amended to replace the text “On any date prior to the Termination Date” with the text “On any date prior to the latest Termination Date”.
(j)Section 2.07(a) is amended to replace the text “Termination Date” with the text “Termination Date applicable to such Lender”.
(k)Section 2.07(b) is amended to replace the text “Termination Date” with the text “Termination Date applicable to such Lender”.
(l)Section 2.11(b) is amended to add the following clause (iii) immediately after clause (ii):
“(iii)    On any date that a change in a Borrower’s Reference Rating occurs that would cause the interest rate applicable to its Advances to exceed the corresponding interest rate authorized or permitted under such Borrower’s Approval, such Borrower agrees to prepay on such date the entire outstanding principal amount of each Advance made by each Lender to such Borrower, and such Borrower shall not be permitted to request any Borrowings hereunder until such time as such Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent (including, without limitation, certified copies of all applicable Governmental Actions and Approvals) that such Borrower is authorized under Applicable Law (including all applicable Governmental Actions and Approvals) to incur Indebtedness hereunder at the interest rate and on all other terms that would then be applicable hereunder.”
(m)Section 2.21(b) is amended to replace the text “a Defaulting Lender or a Nonconsenting Lender” appearing in the first sentence therein with the text “a Defaulting Lender, a Nonconsenting Lender or a Non-Approving Lender”.

(n)Section 2.21(b) is further amended (A) to replace the text “; and” at the end of subsection (v) with the text “;”, (B) to replace the text “.” at the end of subsection (vi) with the text “; and” and (C) to add the following subsection (vii) immediately after subsection (vi):
“(vii)     in the case of any assignment resulting from a Lender becoming a Non-Approving Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.”
(o)Section 4.01(g) is amended and restated in its entirety to read as follows:
“Financial Statements; Material Adverse Change. The consolidated balance sheets of such Borrower and its Subsidiaries, as at December 31, 2012 and, in each case, the related consolidated statements of income, retained earnings and cash flows of such Borrower and its Subsidiaries, certified by PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to each Lender and each Fronting Bank, in all cases as amended and restated to the date hereof, present fairly in all material respects the consolidated financial position of such Borrower and its Subsidiaries as at the indicated date and the consolidated results of the operations of such Borrower and its Subsidiaries for the periods ended on the indicated dates, all in accordance with GAAP consistently applied. Except as disclosed in such Borrower’s Disclosure Documents, there has been no change, event or occurrence since December 31, 2012 that has had a Material Adverse Effect with respect to such Borrower.”
(p)Section 4.01 is amended to add the following subsection (m) immediately after subsection (l):
“(m)     Anti-Corruption Laws and Sanctions. Such Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and Sanctions in all material respects by the Covered Entities and their respective directors, officers, employees and, to the extent commercially reasonable, agents under the control and acting on behalf of the Covered Entities. The Covered Entities are in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the regulations promulgated by OFAC (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. The Covered Entities and their respective officers and employees and, to the knowledge of such Borrower, the Covered Entities’ directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Covered Entities or any of their respective directors, officers or employees or, to the knowledge of such Borrower, any agent of the Covered Entities (i) is a Sanctioned Person, (ii) has assets located in Sanctioned Countries in violation of applicable Sanctions, (iii) does business in or with, or derives its operating income from investments in, or transactions with, Sanctioned Persons or (iv) does unauthorized business in or with, or derives its operating income from unauthorized investments in, or transactions with, Sanctioned Countries. No Borrowing or use of proceeds thereof will violate Anti-Corruption Laws or applicable Sanctions.”

(q)Section 5.01(b) is amended to replace the text “the U.S. Treasury Department Office of Foreign Assets Control” with the text “OFAC”.
(r)Section 5.01(g) is amended (A) to replace the text “; and” at the end of subsection (ix) with the text “;”, (B) to add the following new subsection (x) immediately after subsection (ix): “(x) promptly upon the occurrence of a Reportable Compliance Event, notice of such occurrence; and”, and (C) to replace the text “(x)” at the beginning of the existing subsection (x) with the text “(xi)”.
(s)Section 5.01 is amended to add the following subsection (i) immediately after subsection (h):
“(i)    Compliance with Anti-Corruption Laws and Sanctions. (i) Maintain in effect and enforce, and cause the other Covered Entities to maintain in effect and enforce, policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions in all material respects by the Covered Entities and their respective directors, officers, employees and, to the extent commercially reasonable, agents under the control and acting on behalf of the Covered Entities, and (ii) comply, and cause the other Covered Entities to comply, in all material respects with Anti-Corruption Laws and Sanctions applicable to it or its property.”
(t)Section 5.03 is amended to add the following subsection (f) immediately after subsection (e):
“(f)     Compliance with Anti-Corruption Laws and Sanctions. Request any Borrowing, or use, or permit any of the other Covered Entities and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, (iii) for the purpose of unauthorized funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Country, or (iv) in any manner that would result in the violation of any Sanctions applicable to, or the imposition of any Sanctions on, any Covered Entity or, to the knowledge of such Borrower, any other party hereto.”
(u)Schedule I (List of Commitments and Lending Offices) to the Credit Agreement is amended and restated in its entirety by Schedule I hereto.
(v)A new Schedule IV (Termination Dates of the Lenders) to the Credit Agreement is added by inserting Schedule IV hereto immediately after Schedule III to the Credit Agreement.
Section 2. New Extension Lenders. Subject to the satisfaction of the conditions precedent set forth in Section 3 below:
(a)Each Lender party to this Amendment that is not a party to the Credit Agreement (each, a “New Extension Lender”) extends to the Borrowers, on the Amendment Date, such New

Extension Lender’s Commitment in the amount designated for such New Extension Lender as set forth on Schedule I hereto, such Commitment being made on a several, and not joint and several, basis and subject to the terms and conditions set forth in the Amended Credit Agreement. Each New Extension Lender agrees that, upon the Amendment Date, such New Extension Lender will be a Lender for all purposes of the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement), and such New Extension Lender will promptly perform in accordance with the terms thereof all obligations and requirements which are required to be performed by a Lender under the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement). Each New Extension Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.08(b)(iii), (v) and (vi) of the Amended Credit Agreement (subject to such consents, if any, as may be required under Section 8.08(b)(iii) of the Amended Credit Agreement), (iii) from and after the Amendment Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitment and either it, or the Person exercising discretion in making its decision to acquire such Commitment, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and this Amendment, and has received or has been accorded the opportunity to receive copies of the financial statements referred to in Section 4.01(g) of the Amended Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to extend its Commitment, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to extend its Commitment to the Borrowers pursuant to the terms of this Amendment and the Amended Credit Agreement. Each New Extension Lender agrees that it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents (as defined in the Amended Credit Agreement). Each New Extension Lender has submitted to the Administrative Agent an Administrative Questionnaire duly completed by such New Extension Lender to be used and relied upon by the Administrative Agent for all purposes of the Amended Credit Agreement.
(b)The Administrative Agent and each Fronting Bank consent to the execution and delivery by each New Extension Lender of this Amendment.
(c)Simultaneously with the effectiveness of this Amendment and notwithstanding any provisions of Section 2.05(b)(iii) of the Credit Agreement to the contrary, the Commitments of each of the Lenders, the outstanding amount of all Advances and the participations of the Lenders in outstanding Letters of Credit shall be reallocated among the Lenders in accordance with their respective Percentages (determined in accordance with the amount of each Lender’s Commitment set forth on Schedule I hereto). In order to effect such reallocations, each New Extension Lender and each other Lender whose Commitment as set forth on Schedule I hereto is in an amount that exceeds the amount of its “Commitment” under the Credit Agreement (each an “Assignee Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Commitments of the Lenders whose Commitments as set forth on Schedule I hereto are less than their respective “Commitments” under the Credit Agreement (each an “Assignor Lender”), so that the Commitments of each Lender will be as set forth on Schedule I hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for any requested replacement promissory notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amounts of their respective Commitments (or, if less, in the case of any such promissory note payable by a Borrower, such Assignor Lender’s or Assignee Lender’s pro rata share (based on the Commitments of all Lenders) of such Borrower’s Borrower Sublimit), no other documents or instruments shall be, or shall be required to be, executed in connection with such purchases and assignments (all of which are hereby waived). The Assignor Lenders and Assignee Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.
Section 3. Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of the date hereof when and if (such date being the “Amendment Date”) the following conditions are satisfied:
(a)The Administrative Agent shall have received the following, each dated as of the Amendment Date (except for the financial statements referred to in clause (v) below), in form and substance satisfactory to the Administrative Agent and with one copy for each Fronting Bank and each Lender:
(i)    Counterparts of this Amendment, duly executed by each of the Borrowers, the Fronting Banks, Lenders constituting Majority Lenders and each New Extension Lender, and all Notes (if any) requested by the Lenders pursuant to Section 2.18(d) of the Amended Credit Agreement, duly completed and executed by each Borrower and payable to such Lenders;
(ii)    Certified copies of (A) the resolutions of the Board of Directors of each Borrower (or the equivalent authorization, in the case of FET) approving this Amendment (including the extension of the Termination Date of any Lender and the increase in such Borrower’s Borrower Sublimit, as applicable), the Amended Credit Agreement, and the other Loan Documents (as defined in the Amended Credit Agreement) being executed and delivered in connection with this Amendment to which such Borrower is, or is to be, a party and (B) all documents evidencing any other necessary corporate action with respect to this Amendment (including the extension of the Termination Date of any Lender and the increase in such Borrower’s Borrower Sublimit, as applicable), the Amended Credit Agreement, and such Loan Documents (as defined in the Amended Credit Agreement);
(iii)    A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (A) the names and true signatures of the officers of such Borrower authorized to sign this Amendment and each other Loan Document (as defined in the Amended Credit Agreement) being executed and delivered in connection with this Amendment to which such Borrower is, or is to become, a party and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Organizational Documents of such Borrower, in each case as in effect on such date, and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals (including such Borrower’s Approval) required for (1) the due execution, delivery and performance by such Borrower of this Amendment, the Amended Credit Agreement, and each other Loan Document (as defined in the Amended Credit Agreement) being executed and delivered in connection with this Amendment to which such Borrower is, or is to become, a party and (2) in the case of ATSI and TrAILCo, the increase in the applicable Borrower Sublimit;
(iv)     A certificate of an Authorized Officer of each Borrower stating that both before and after giving effect to this Amendment (including the extension of the Termination Date of any Lender and the increase in such Borrower’s Borrower Sublimit, as applicable) (A) no event has occurred and is continuing that constitutes an Event of Default or an Unmatured Default and (B) all representations and warranties made by such Borrower in the Amended Credit Agreement are true and correct in all material respects, except for those made specifically as of another date, in which case such representations and warranties shall be true as of such other date;
(v)     Copies of all the Disclosure Documents (it being agreed that those Disclosure Documents publicly available on the SEC’s EDGAR Database or on FE’s website no later than the Business Day immediately preceding the Amendment Date will be deemed to have been delivered under this clause (v));
(vi)    An opinion of Gina K. Gunning, Esq., Associate General Counsel of FE and counsel for the Borrowers, substantially in the form of Exhibit A hereto;
(vii)    An opinion of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Borrowers, substantially in the form of Exhibit B-1 hereto;
(viii)    An opinion of Saul Ewing LLP, special Maryland counsel for TrAILCo, substantially in the form of Exhibit B-2 hereto;
(ix)    An opinion of Hunton & Williams LLP, special Virginia counsel for TrAILCo, substantially in the form of Exhibit B-3 hereto;
(x)    A favorable opinion of King & Spalding LLP, special New York counsel for the Administrative Agent, substantially in the form of Exhibit C hereto; and
(xi)    Such other certifications, opinions, financial or other information, approvals and documents as the Administrative Agent, any Fronting Bank or any other Lender may reasonably request, all in form and substance satisfactory to the Administrative Agent, such Fronting Bank or such other Lender (as the case may be).
(b)The Borrowers shall have paid all of the fees payable in accordance with the 2014 Amendment Fee Letter.

(c)Each of the representations and warranties in Section 4 of this Amendment shall be true and correct before and after giving effect to this Amendment.
Section 4. Representations and Warranties. Each Borrower represents and warrants that (i) the representations and warranties of such Borrower contained in Section 4.01 of the Amended Credit Agreement (with each reference therein to “this Agreement”, “hereunder” and words of like import referring to the Credit Agreement being deemed to be a reference to the Amended Credit Agreement and each reference therein to “Loan Document” and words of like import being deemed to be a reference that includes this Amendment, the Amended Credit Agreement, the 2014 Amendment Fee Letter and the Notes delivered under Section 4(a)(i)) are true and correct on and as of the Amendment Date as though made on and as of the Amendment Date (other than, as to any such representation or warranty that by its terms refers to a specific date other than the Amendment Date, in which case, such representation and warranty shall be true and correct as of such specific date); and (ii) no event has occurred and is continuing, or would result from the execution, delivery or performance by such Borrower of this Amendment or the performance by such Borrower of the Amended Credit Agreement that constitutes an Event of Default or an Unmatured Default with respect to such Borrower.
Section 5. Effect on the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly set forth herein, operate as a waiver of any right, power or remedy of any Lender or Fronting Bank or the Administrative Agent under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each of the Credit Agreement and the other Loan Documents is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall constitute a Loan Document and shall be binding on the parties hereto and their respective successors and permitted assigns under the Amended Credit Agreement. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
Section 6.    Costs, Expenses and Taxes. Each Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and each Fronting Bank in connection with the preparation, execution, delivery and syndication administration of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out‑of‑pocket expenses of counsel for the Administrative Agent and the Fronting Banks with respect thereto and with respect to advising the Administrative Agent and the Fronting Banks as to their rights and responsibilities under this Amendment. Each Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Administrative Agent, the Fronting Banks and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Amended Credit Agreement and the other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
If you agree to the foregoing, please evidence such agreement by (i) executing and returning one counterpart of this Amendment by facsimile or e-mail to Meredith Jetton (fax no. 212-556-2222; e-mail mjetton@kslaw.com) and (ii) executing and returning five original counterparts to this Amendment by overnight mail to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Meredith Jetton.

Very truly yours,

FIRSTENERGY TRANSMISSION, LLC
AMERICAN TRANSMISSION SYSTEMS, INCORPORATED
TRANS-ALLEGHENY INTERSTATE LINE COMPANY

By /s/ Steven R. Staub
Steven R. Staub
Vice President and Treasurer

The undersigned hereby agree to the foregoing:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, as a Lender and as a Fronting Bank

By /s/ Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and as a Fronting Bank

By /s/ Peter Christensen
Name: Peter Christensen
Title: Vice President

CoBank, ACB, as a Lender

By /s/ Josh Batchelder
Name: Josh Batchelder
Title: Regional Vice President

TD Bank N.A., as a Lender

By /s/ Shannon Batchman
Name: Shannon Batchman
Title: Senior Vice President
The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By /s/ Jeffrey Fesenmaier
Name: Jeffrey Fesenmaier
Title: Director

Citibank, N.A., as a Lender

By /s/ Anita J. Brickell
Name: Anita J. Brickell
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By /s/ Jerry Wells
Name: Jerry Wells
Title: Vice President

KeyBank National Association, as a Lender

By /s/ Sherrie I. Manson
Name: Sherrie I. Manson
Title: Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By /s/ Rahul D. Shah
Name: Rahul D. Shah
Title: Authorized Signatory

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

U.S. Bank N.A., as a Lender

By /s/ Eric J. Cosgrove
Name: Eric J. Cosgrove
Title: Vice President

The Bank of New York Mellon, as a Lender

By /s/ Richard K. Fronapfel, Jr.
Name: Richard K. Fronapfel, Jr.
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By /s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

Goldman Sachs Bank USA, as a Lender

By /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

THE HUNTINGTON NATIONAL BANK,
as a Lender

By /s/ Lori Cummins-Meyer
Name: Lori Cummins-Meyer
Title: Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By /s/ Michael King
Name: Michael King
Title: Authority Signatory

S-18

FIRST HAWAIIAN BANK, as a Lender

By /s/ Dawn Hofmann
Name: Dawn Hofmann
Title: Senior Vice President

Amendment to FET, ATSI and TrAILCo Credit Agreement Signature Page

SCHEDULE I

List of Commitments and Lending Offices

Lender	Allocation	Domestic Lending Office	Eurodollar Lending Office

PNC Bank, National Association	$76,250,000.00	PNC - First Side Center 500 1st Avenue Pittsburgh, PA 15219-3128 Contact: Rini Davis Phone: (412) 762-7638 Fax: (412) 762-8672 Email: rini.davis@pnc.com Group Email: syndtrak@pnc.com	Same as Domestic Lending Office

JPMorgan Chase Bank, N.A.	$76,250,000.00	1111 Fannin, 10th Floor Houston, TX 77002-6925 Contact: Peter Christensen Phone: (212) 270-3917 Email: peter.christensen@jpmorgan.com	Same as Domestic Lending Office

CoBank, ACB	$175,000,000.00	5500 South Quebec St. Greenwood Village, CO 80111 Contact: Jisun Lee Phone: (303) 694-5938 Fax : (303) 740-4021 Group Email: agencybank@cobank.com	Same as Domestic Lending Office

TD Bank, N.A.	$125,000,000.00	1701 Route 70 East Cherry Hill, NJ 08034 Contact: Shannon Batchman Phone: (646) 652-1406 Email: Shannon.batchman@td.com Group Email: investorprocessing@yesbank.com	Same as Domestic Lending Office

Citibank, N.A.	$76,250,000.00	399 Park Ave, 16th Floor 5 New York, NY 10043 Contact: Colleen Ryan Phone: (212) 816-5746 Email: colleen.ryan@citi.com Group Email: GLOriginationOps@citi.com	Same as Domestic Lending Office

2

Lender	Allocation	Domestic Lending Office	Eurodollar Lending Office
Bank of America, N.A.	$50,000,000.00	104 N. Tryon Street, Floor 17 Charlotte, NC 28155-0001 Contact: Mike Mason Phone: (980) 683-1839 Fax: (980) 233-7196 Email: Michael.Mason@baml.com	Same as Domestic Lending Office

KeyBank National Association	$50,000,000.00	127 Public Square Cleveland, OH 44114 Contact: Sherrie Manson Phone: (216) 689-3443 Fax: (216) 689-4981 Email: sherrie_manson@keybank.com	Same as Domestic Lending Office

Royal Bank of Canada	$50,000,000.00	Three World Financial Center New York, NY 10281 Contact: Kyle Hoffman Phone: (212) 428-6602 Fax: (212) 428-6201 Email: kyle.hoffman@rbccm.com	Same as Domestic Lending Office

Sumitomo Mitsui Banking Corporation	$50,000,000.00	227 Park Avenue New York, NY 10172 Contact: Patrick McGoldrick Phone: (212) 224-4228 Fax: (212) 224-5227 Email: pmcgoldrick@smbclf.com Group Email: loan.closers@credit-suisse.com	Same as Domestic Lending Office

U.S. Bank National Association	$50,000,000.00	800 Nicollet Mall Minneapolis, MN 55402 Contact: Eric Cosgrove Phone: (513) 632-3033 Fax: (513) 632-2068 Email: eric.cosgrove@usbank.com Group Email: complex_credits_oshkosh@usbank.com	Same as Domestic Lending Office

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$76,250,000.00	1251 Avenue of the Americas New York, NY 10020-1104 Contact: Bradford Joyce Phone: (212) 782-5568 Fax: (212) 782-6440 Email: bjoyce@us.mufg.jp	Same as Domestic Lending Office

3

Lender	Allocation	Domestic Lending Office	Eurodollar Lending Office
Goldman Sachs Bank USA	$25,000,000.00	200 West Street New York, NY 10282 Contact: Michelle Latzoni Phone: (212) 902-1099 Fax: (917) 977-3966 (to be used for notices) Email: gsd.link@gs.com Group Email: gs-sbd-admin-contacts@ny.email.gs.com	Same as Domestic Lending Office

Morgan Stanley Bank, N.A.	$25,000,000.00	One Utah Center 201 South Main Street, 5th Floor Salt Lake City, UT 84111 Contact: Edward Henley Phone: (443) 627-4326 Fax: (212) 404-9645 Email: docs4loans@ms.com Secondary Email: ms4loans@ms.com

The Bank of New York Mellon	$25,000,000.00	1 Wall Street, 19th Floor New York, NY 10286 Contact: Amber Mierek Phone: (315) 765-4300 Fax: (315) 765-4782 Email: amber.mierek@bnymellon.com	Same as Domestic Lending Office

The Bank of Nova Scotia	$25,000,000.00	720 King Street W – 2nd floor Toronto, ON, Canada M5V 2T3 Contact: Amanda Seuradge Phone: (416) 649-4066 Fax: (212) 225-5079 Email: amanda.seuradge@scotiabank.com	Same as Domestic Lending Office

The Huntington National Bank	$25,000,000.00	41 South High Columbus, OH 43215 Contact: Amanda Sigg Phone: (614) 480-4767 Fax: (877-274-8593 Email: Amanda.sigg@huntington.com	Same as Domestic Lending Office

First Hawaiian Bank	$20,000,000.00	999 Bishop Street, Suite 1100 Honolulu, HI 96813 Contact: Dawn Hofmann Phone: (808) 525-7113 Fax: (808) 525-6200 Email: dhofmann@fhb.com	Same as Domestic Lending Office

TOTAL	$1,000,000,000.00

SCHEDULE IV

Termination Dates of the Lenders

Lender	Termination Date
PNC Bank, National Association	March 31, 2019
JPMorgan Chase Bank, N.A.	March 31, 2019
CoBank, ACB	March 31, 2019
TD Bank, N.A.	March 31, 2019
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	March 31, 2019
Citibank, N.A.	March 31, 2019
Bank of America, N.A.	March 31, 2019
KeyBank National Association	March 31, 2019
Royal Bank of Canada	March 31, 2019
Sumitomo Mitsui Banking Corporation	March 31, 2019
U.S. Bank N.A.	March 31, 2019
The Bank of New York Mellon	March 31, 2019
The Bank of Nova Scotia	March 31, 2019
Goldman Sachs Bank USA	March 31, 2019
The Huntington National Bank	March 31, 2019
Morgan Stanley Bank, N.A.	March 31, 2019
First Hawaiian Bank	March 31, 2019